UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 21, 2010

GREENHILL & CO., INC.
(Exact name of registrant as specified in its charter)
Commission file number 001-32147

Delaware	51-0500737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Park Avenue, 23rd floor New York, New York 10022	10022
(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (212) 389-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information.
     Item 2.02. Results of Operations and Financial Condition.
     Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the press release, dated April 21, 2010, issued by Greenhill & Co., Inc. (“Greenhill”) announcing its financial results for the fiscal quarter ended March 31, 2010.
Section 5. Corporate Governance and Management
     Item 5.02. Departure of Directors or Certain Officers
     On April 21, 2010, Greenhill announced that Simon A. Borrows, its Co-Chief Executive Officer, had advised the Board of Directors that he wished to step down from his position as Co-Chief Executive Officer of Greenhill. Scott L. Bok, previously Co-Chief Executive Officer, was elected as sole Chief Executive Officer. Mr. Borrows was named Chairman of Greenhill & Co. International. Mr. Borrows will remain a member of Greenhill’s Board of Directors until June 30, 2010.
     Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2010 annual meeting of stockholders of Greenhill on April 21, 2010, Greenhill’s stockholders elected seven directors each for a one-year term. The tabulation of votes with respect to each nominee for office was as follows:

Nominee	For	Withheld
Robert F. Greenhill	18,479,174	2,123,033
Scott L. Bok	20,103,936	498,271
Simon A. Borrows	20,103,952	498,255
John C. Danforth	20,396,469	205,738
Steven F. Goldstone	19,123,722	1,478,485
Stephen L. Key	19,122,601	1,479,606
Robert T. Blakely	17,514,877	3,087,330
The Audit Committee’s designation of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010 was ratified by the stockholders by a vote of 26,081,522 for and 274,786 against. There were 644 abstentions and no broker non-votes.
Greenhill announced that Mr. Borrows will remain a member of the Board of Directors until June 30, 2010, at which time he will resign to pursue other interests.
Section 9. Financial Statements and Exhibits
     Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit
Number	Description

99.1	Press Release of Greenhill & Co., Inc. dated April 21, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.
Date: April 21, 2010	By:	/s/ Ulrika Ekman
		Name:	Ulrika Ekman
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Greenhill & Co., Inc. dated April 21, 2010.

E-1